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                                                                     Exhibit 8.1



                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                                666 Fifth Avenue
                            New York, New York 10103



                                             May 20, 1998


Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue
New York, New York 10010

Ladies and Gentlemen:

     We have advised Credit Suisse First Boston Mortgage Securities Corp. (the "Registrant") with respect to certain federal income tax aspects of the issuance by the Registrant of its Conduit Mortgage and Manufactured Housing Contract Pass-Through Certificates, issuable in series (the "Certificates"). Such advice conforms to the description of selected federal income tax consequences to holders of the Certificates that appears under the heading "Certain Federal Income Tax Consequences" in the prospectus (the "Prospectus") forming a part of the Registration Statement on Form S-3 as prepared for filing by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") on May 20, 1998 (the "Registration Statement"). Such description does not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion the description is accurate in all material respects.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the Prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.


                                     Very truly yours,

                                     /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                                     ORRICK, HERRINGTON & SUTCLIFFE LLP